U. S. SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933


                      ATR Search Corporation
      ------------------------------------------------------
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            NEVADA                                      91-2105842
(STATE OR OTHER JURISDICTION OF                       (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

  2 Penn Plaza, 15th Floor, Ste. 53, New York, NY       10121
   (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (212) 292-4959


                   Consulting Agreement Between
                    The Company and Ken Lowman


                     (Full title of the plans)


                 Corporate Agents of Nevada, Inc.
                 4955 S. Durango Drive, Suite 216
                     Las Vegas, Nevada  89113
              ---------------------------------------
              (Name and address of agent for service)

                          (702) 948-7501
   -------------------------------------------------------------
   (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                   COPIES OF COMMUNICATIONS TO:
                       Thomas C. Cook, Esq.
                Thomas C. Cook and Associates, Ltd.
                 4955 S. Durango Drive, Suite 214
                     Las Vegas, Nevada  89113
                          (702) 952-8519


/1/


=====================================================================

                  CALCULATION OF REGISTRATION FEE

                                     Proposed   Proposed
                                     maximum    maximum
                                     offering   aggregate  Amount of
Title of securities   Amount to be    price     offering  registration
  to be registered     registered    per unit    price        fee

---------------------------------------------------------------------

Common Stock, par  3,000,000 Shares    $0.05     $150,000     $13.80
value, $.001 per
share
---------------------------------------------------------------------

*Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of ATR Search Corporation as reported on the NASD over-the-counter bulletin board on July 17, 2002.


                              PART I

          Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information

The Company is offering shares of its common stock to one individual for consulting services on the Company's behalf. This issuance of shares is being made pursuant to a consulting agreement between the Company and the individual. The Company has equated this number of shares to the value of the consulting services provided or to be provided by this individual. The shares issued hereunder will not be subject to any resale restrictions. The following individual will receive the number of shares listed next to his name:

        Ken Lowman           3,000,000

                              PART II

          Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange
Commission (the "Commission") by ATR Search Corporation, a Nevada corporation (the "Company"), are incorporated herein by reference:

   (a) The registrant's Articles of Incorporation filed on March 2, 2001 and Amended Articles of Incorporation filed on May 9, 2001;
   (b) The registrant's By-Laws adopted on March 16, 2001;
   (c) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2001; and
   (d) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.


/4/


ITEM 4.  DESCRIPTION OF SECURITIES.

       Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the consultant for services provided to the Registrant. Neither the Registrant's
Accountants nor any other experts named in the registration statement has any equity or other interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR INDEMNIFICATION OF EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURTIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

In addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been


/3/


adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant


/4/


of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

            4.11 - Consulting Agreement and Addendum to the Consulting
                   Agreement between ATR Search Corporation and Ken Lowman

            5.3  - Opinion of Thomas C. Cook and Associates, Ltd.
           23.3  - Consent of Thomas C. Cook and Associates, Ltd.
                   (included in Exhibit 5).
           23.4  - Consent of G. Brad Beckstead, CPA
           24.3  - Power of Attorney (included in signature page).


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


/5/


(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on this 19th day of July, 2002.


                              ATR Search Corporation



                              By:  /s/ Robert Cox
                                 ---------------------------------
                                 Robert Cox, President




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                                        July 19, 2002
/s/ Robert Cox
----------------------------------
Robert Cox
President and Director


                                        July 19, 2002
/s/ Michael Vogel
----------------------------------
Michael Vogel
Secretary, Treasurer and Director


/6/


Exhibit 4.11


                       CONSULTING AGREEMENT



Agreement made this 27th day of March, 2002, between ATR Search
Corporation., (hereinafter referred to as "Corporation"), and Promark, Inc., (hereinafter referred to as "Consultant"):

In consideration of the mutual promises contained in this Agreement, the contracting parties agree as follows:

      Recitals:

  A. It is the desire of the Corporation to engage the services of the Consultant to consult with the Corporation regarding certain opportunities available to the Corporation and other relevant matters relating to the business of the Corporation.

  B. The Consultant is involved in the strategic planning and corporate development industry and, from time to time, does assist businesses in identifying and acquiring certain business and growth opportunities.

  C. The parties desire that the Corporation retain the Consultant to consult with the Corporation and assist the Corporation in identifying, locating and, possibly, acquiring various business and growth opportunities for the Corporation, on the terms and subject to the conditions specified in this Agreement.

  D. Prior to this Agreement, the Corporation and Consultant have agreed that a compensatory, mutually binding agreement, is in the best interest of the Corporation.


/7/


                             AGREEMENT

     Term

1. The respective duties and obligations of the contracting parties shall be for a period of ninety (90) days commencing on the date of March 27, 2002. This agreement will have an automatic three
(3) month renewal provision to be enacted upon expiration of initial and subsequent agreement term(s). This Agreement may be terminated by either party only in accordance with the terms and conditions set forth in Paragraph 7, below.

     Services Provided by Consultant

2.  Services

(a) The Consultant will devote such amount of time and effort necessary to accomplish the services required. However, there is no requirement that Consultant devote a certain amount of time or effort hereunder. During the term of this Agreement, Consultant will provide certain strategic planning services to the Corporation.
(b) Consultant will aid and assist the Corporation as a consultant to potential strategic alliances, and other Consultative services (collectively, Consultative Services).
(c) Corporation and Consultant will mutually agree upon any additional duties that Consultant may provide for Corporation outside of this Agreement.

     Compensation

3. In consideration for the services provided by Consultant to Corporation, the Corporation shall pay or cause to be delivered to the Consultant, on the execution of this Agreement, Five Hundred Thousand (500,000) shares of the Corporation's common stock, to be registered and "freely tradable" via an S8 registration statement effective immediately.


/8/


      Compliance

4. If a registration is contemplated, the shares shall have "piggy back" registration rights and will, at the expense of the Corporation, be included in said registration.

      Representations of Corporation

5.   Representations of Corporation

(a) The Corporation, upon entering this Agreement, hereby warrants and guarantees to the Consultant that all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, and contain no misstatements of a material fact. The corporation acknowledges that the information it delivers to the Consultant will be used by the Consultant in preparing materials regarding the Corporation's business, including but not necessarily limited to, its financial condition, for dissemination to the public. Therefore, in accordance with Paragraph 6, below, the Corporation shall hold harmless the Consultant from any and all errors, omissions, misstatements, negligent or intentional misrepresentations, contained in any information furnished by Corporation to Consultant, in accordance with and pursuant to the terms and conditions of this Agreement for whatever purpose or purposes the Consultant sees fit to use said information. The Corporation further represents and warrants that as to all matters set forth within this Agreement, the Corporation has had independent legal counsel and will continue to maintain independent legal counsel to advise the Corporation of all matters concerning, but not necessarily limited to, corporate law, corporate relations, investor relations, all manners concerning and in connection with the Corporation's activities regarding the Securities Act of 1933 and 1934, and state Blue Sky or Securities laws.

Consultant has no responsibility to obtain or render legal advice in connection with the Corporation's sale of securities. All legal, regulatory or licensing matters as relates to the corporate sale of securities are the responsibility of the Corporation and its counsel.

(b)  Corporation shall provide, at its' expense, suitable "Due
Diligence" packages to Consultant as needed.


/9/


      Limited Liability

6. With regard to the services to be performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not be liable to the Corporation, or to anyone who may claim any right due to any relationship with the Corporation, or any acts or omissions in the performance of services on the part of the Consultant, or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or culpable negligence.


      Termination

7. This Agreement may be terminated by either party upon the giving of not less than thirty (30) days written notice, delivered to the parties at such address or addresses as set forth in Paragraph 8, below. In the event this Agreement is terminated by the Corporation, all compensation paid by Corporation to the Consultant shall be deemed earned, and no part of the compensation will be refunded or prorated.

      Notices

8. Notices to be sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:



As to Consultant:
                                Promark, Inc.
                                419 South 2nd Street, Suite 300
                                Philadelphia, Pennsylvania 19147
                                (215) 923-8600 office
                                (215) 923-7590 Fax

As to Corporation:
                                ATR Search Corporation
                                29 East 31st Street, 2nd Floor
                                New York, New York 10016
                                (212) 725-6150 office
                                (212) 725-6228 Fax


/10/


     Trade Secrets - Confidentiality

9. Corporation and Consultant mutually acknowledge and agree that any confidential information is proprietary to and a valuable trade secret of Consultant or Corporation as applicable and that any disclosure or unauthorized use thereof will cause irreparable harm and loss to consultant. The parties hereto agree that all such information conveyed to Corporation regarding the operations and services of Consultant or to Consultant regarding the operations, services and products of the Corporation constitutes a trade secret and shall be afforded the protections provided the Uniform Trade Secrets Act or any other applicable laws.

The Corporation and the consultant agree at all times during the term this Agreement and after the termination of this Agreement to hold in strictest confidence, and not to use, except for the benefit of the other party, or to disclose, transfer or reveal, directly or indirectly to any person or entity any Confidential information without the prior written authorization of the other party for a period of two (2) years. For purposes of this Agreement, Confidential Information shall mean any and all information that is not generally known and that is proprietary to both parties or any of their clients, consultants or licensors. Confidential Information includes, without limitation, names of investors, buyers, sellers, borrowers, lenders introduced by the Consultant of its associates' business plans, client lists consultants, financial information, and trade secrets about the Consultant and its products and information or other proprietary information relating to designs, formulas, developmental or experimental work, know how, products processes, computer programs, source codes, databases, designs, schematics, or other original works of authorship.

      Attorneys' Fees - Arbitration

10. In the event any litigation or controversy, including arbitration, arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation, arbitration or controversy, shall be entitled to recover from the other party or parties, all reasonable attorneys' fees, expenses and suit costs, including those associated within the appellate or post judgment collection proceedings.

     Any dispute or disagreement arising out of this Agreement shall be fully and finally resolved through binding arbitration, before a single arbitrator in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association


/11/


governing commercial disputes. In the event that the parties cannot agree upon a single arbitrator, the arbitrator shall be a retired judge of the Philadelphia District Court upon ex parte application by any party on 72 hours notice to the other party(ies). The costs of the Arbitration including without limitation, the fees of the arbitrator (but excluding each party's attorney's fees) shall be initially shared equally by the parties but may be awarded by the arbitrator as additional damages in favor of the prevailing party. The Arbitrator shall apply Pennsylvania law in reaching his decision. The decision of the arbitrator shall be binding and nonappealable.

      Governing Law

11. This Agreement shall be construed under and in accordance with the laws of the State of Pennsylvania, and all obligations of the parties created under it are performed in Philadelphia County, Pennsylvania. In any controversy arising out of this Agreement, venue for said proceeding shall be in Philadelphia County, Pennsylvania.

      Parties Bound

12. This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective heirs, executors, administrations, legal representatives, successors, and assigns when permitted by this Agreement.

      Miscellaneous

13.       Other miscellaneous provisions:

(a) Subsequent Events. Consultant and the Corporation each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

(b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

(c) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

(d) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party


/12/


thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

(e) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

(f) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

(g) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

(h) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

(i) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(j) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

IN WITNESS WHEREOF, to the terms and conditions described herein, the parties have set their hands and seal as of the date written above.

ATR Search Corporation              The Consultant: Promark, Inc.
Robert Cox, President               Ken Lowman

by:  /s/ Robert Cox                  by:  /s/ Ken Lowman
    -----------------                    -----------------

Date:  3/27/02                       Date:  3/27/02
      ---------                            ---------


/13/



                 Addendum to the Consulting Agreement



This document specifies one amended to the Consulting Agreement.

The addendum carries equal weight to the original agreement.

Amended section    3	Compensation.  In consideration for the services
provided by Consultant to Corporation, the Corporation shall pay or cause to be delivered to the Consultant, on the execution of this Agreement, Three Million (3,000,000) shares of the Corporation's common stock, to be registered and "freely tradable" via an S8 registration statement effective immediately.




IN WITNESS WHEROF, the parties hereto have caused this Addendum to the Consulting Agreement to be executed as of the date first set forth above.



ATR Search Corporation              The Consultant: Promark, Inc.
Robert Cox, President               Ken Lowman

by:  /s/ Robert Cox                  by:  /s/ Ken Lowman
    -----------------                    -----------------

Date:  7/12/02                       Date:  7/12/02
      ---------                            ---------


/14/


Exhibit 5.3

               Thomas C. Cook and Associates, Ltd.
                 Attorneys and Counselors at Law
                4955 S. Durango Drive, Suite 214
                    Las Vegas, Nevada  89113



Thomas C. Cook, Esq.                       Telephone  (702) 952-8519
                                           Facsimile  (702) 952-8521
                                           Tcook@esquireonline.com

                                                      July 18, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:                ATR Search Corporation
                   Registration Statement on Form S-8
Gentlemen:

     We have been requested by ATR Search Corporation, a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 3,000,000 Shares (the "Shares") of the Company's common stock, par value $.001 per Share offered on behalf of the Company in connection with the Company's Consultant Agreement between ATR Search Corporation and Ken Lowman.

     In connection with this opinion, we have examined the Registration Statement, Annual Report, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.



Sincerely,

/s/ Thomas C. Cook
--------------------
Thomas C. Cook, Esq.


/14/


Exhibit 23.4

Auditor's Consent

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)





July 18, 2002


To Whom It May Concern:

I have issued my report dated April 15, 2002 accompanying the financial statements of ATR Search Corporation on Form 10-KSB for the year ended December 31, 2001. I hereby consent to the incorporation by reference of said report in the Registration Statement of ATR Search Corporation on Form S-8 (File No. 000-33187, filed on or about July 18, 2002).


Signed,


/s/ G. Brad Beckstead
----------------------------------
G. Brad Beckstead, CPA


/15/